Exhibit 99.1

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED [        ] [    ], 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM

MACKENZIE PARTNERS, INC.,

THE INFORMATION AGENT.

DEL GLOBAL TECHNOLOGIES CORP.

Incorporated under the laws of the State of New York

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase [            ] Shares of Common Stock of Del Global Technologies Corp.

Subscription Price: $[            ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [        ] [    ], 2010, UNLESS EXTENDED BY THE COMPANY

REGISTERED

        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase [            ] shares of common stock, with a par value of $0.10 per share, (“Common Stock”) of Del Global Technologies Corp., a New York corporation at a subscription price of $[            ] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and subject to proration. Holders who fully exercise their Basic Subscription

Rights are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Del Global Technologies Corp. and the signatures of its duly authorized officers.

Date:

John J. Quicke, President and Chief Executive Officer	Mark A. Zorko, Chief Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by Hand/Mail/Overnight Courier:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

(212) 509-4000, x 536

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I exercise             Rights {Insert Number of Rights Being Exercised} to purchase             shares of Common Stock {Insert Number of Rights x [    ]}.

Amount Enclosed = $            {Insert Number of Rights Being Exercised x [    ]}.

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to [            ]% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I exercise             Rights {Insert Number of Rights Being Exercised} to purchase             shares of Common Stock {Insert Number of Rights x [    ]}.

Amount Enclosed = $            {Insert Number of Rights Being Exercised x Subscription Price}.

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft drawn on a U.S. bank, or postal telegraphic or express, payable to “Continental Stock Transfer & Trust Company, as Subscription Agent.”

☐	Money order payable to “Continental Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase, ABA #021-000021, Account #475-508092 FBO Del Global Technologies Corp. Subscription, with reference to the rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you are a record holder and wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF DEL GLOBAL TECHNOLOGIES CORP. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (800) 322-2885.